Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION

906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of  Intelligent Living Corp.(the "Company") On  Form  10-QSB  for  the period  ended  February 29, 2008 as  filed  with the Securities  and Exchange  Commission on  the  date  hereof  (the "Report"),  I, Michael F. Holloran, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant  to 18 U.S.C.  section 1350, as adopted pursuant to section  906 of the  Sarbanes-Oxley Act of  2002,  that  to the  best  of my knowledge: (1) The Report fully complies with the requirements of section 13(a) or 15(d)  of the  Securities  Exchange  Act of 1934;  and (2)  The  information contained in  the  Report  fairly  presents,  in  all  material  respects,  the financial condition and result of operations of the Company.

/s/ Michael F. Holloran

Michael F. Holloran

Chief Executive Officer and Principal Financial Officer

April 21, 2008